U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                 April 13, 2006

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                CAPITAL REALTY INVESTORS-III LIMITED PARTNERSHIP
             Organized pursuant to the Laws of the State of Maryland

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                         Commission File Number 0-11962

       Internal Revenue Service Employer Identification Number 52-1311532

           11200 Rockville Pike, Suite 500, Rockville, Maryland 20852

                                 (301) 468-9200

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     -    Written communications pursuant to Rule 425 under the Securities Act

     -    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02  Termination of Material Definitive Agreement

Village Squire I, II and III.

     On April 10, 2006, Registrant received notice of the termination of a material definitive agreement not made in the ordinary course of business of the Registrant. The agreement consisted of a Purchase Agreement dated March 2, 2006 between Hartman and Tyner, Inc. ("H and T") and two of the Local Partnerships in which the Registrant holds interests, Village Squire Apartments and Village Squire Apartments No. 3, pertaining to the sale of two multifamily apartment rental complexes in Canton, Michigan. This agreement was previously disclosed on a Form 8-K filed by the Registrant on March 24, 2006. The termination took place within the prospective purchaser's contractual inspection contingency period. The purchase price of the terminated agreement had been $20,000,000.

     H and T owns no Limited Partner units in the Registrant. There is no other material relationship between the Registrant or its affiliates and H and T.

     The proposed sale had been in furtherance of the plan of liquidation of the Registrant previously disclosed in the Consent Solicitation Statement filed by the Registrant on November 16, 2005 and approved by a majority in interest of the Registrant's Limited Partners on January 20, 2006. Accordingly, the Registrant's Managing General Partner will continue to market the properties to others.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CAPITAL REALTY INVESTORS-III LIMITED
                                   PARTNERSHIP
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                                 (Registrant)

                                 By:  C.R.I., Inc.
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                                      Managing General Partner



April 13, 2006                   By:  /s/ William B. Dockser
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Date                                  William B. Dockser,
                                      Director, Chairman of the Board,
                                       and Treasurer
                                      (Principal Executive Officer)